                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the three months ended
                                                                                           March 31,
                                                                             ----------------------------------
                                                                                 1998                  1997
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Net income                                                                   $      9,658         $     57,551
Income tax provision
    Federal and foreign                                                             2,320               29,197
    State                                                                             (20)               3,440
                                                                             -------------        -------------
        Total income tax provision                                                  2,300               32,637

Interest charges                                                                   48,346               42,730
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $     60,304         $    132,918
                                                                             =============        =============

Fixed charges                                                                $     50,377         $     49,355
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   1.20                 2.69
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the three months ended
                                                                                          March 31,
                                                                             ----------------------------------
                                                                                 1998                 1997
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     43,911         $     43,743
Add: portion of rental expense representative of interest factor <F1>               6,466                5,612
                                                                             -------------        -------------
  Total fixed charges                                                        $     50,377         $     49,355

Less: interest capitalized per Consolidated Statement of Income                     2,031                6,625
                                                                             -------------        -------------
  Total interest charges                                                     $     48,346         $     42,730
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.